      Amendment No.5 to Shareholder Services Agreement Dated August 1, 2001

     This Amendment to the Shareholder Services Agreement ("Agreement") currently in effect between American Century Investment Services, Inc. ("Distributor") and MetLife Insurance Company of Connecticut ("MICC"), respectively, is effective this 1st day of May, 2010. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the respective Agreement.

     WHEREAS, Distributor and MICC agree to permit the distribution of the prospectuses of the Funds of the Issuer pursuant to Rule 498 of the Securities Act of 1933 ("Rule 498"); and

     WHEREAS, the parties desire to set out the roles and responsibilities for complying with Rule 498 and other applicable laws.

     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement is hereby amended as follows:

A. Amendments Related to Rule 498

     1. For purposes of this Amendment, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

     2. Distributor shall provide MICC with copies of the Summary Prospectuses and any Supplements thereto in the same manner and at the same times as the Agreement requires that Distributor provide MICC with Statutory Prospectuses.

     3. Distributor represents and warrants that the Summary Prospectuses and the hosting of such Summary Prospectuses will comply with the requirements of Rule 498 applicable to the Issuer and its Funds. Distributor further represents and warrants that it has appropriate policies and procedures in place to ensure that such web site continuously complies with Rule 498.

     4. Distributor agrees that the URL indicated on each Summary Prospectus will lead contract owners directly to a central web page with prominent links to the Funds' Summary Prospectuses and such other current Fund documents required to be posted in compliance with Rule 498, and that such web page will not contain any additional materials not required by Rule 498. Notwithstanding the foregoing, Insurance Company understands and agrees that the central website hosting Fund documents will include links to all variable portfolio funds offered by the Issuers, not just the Funds made available by Insurance Company under the Agreement. Distributor shall immediately notify MICC of any unexpected interruptions in the availability of this web page.

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     5.   Distributor represents and warrants that it will be responsible for compliance with the provisions of Rule 498(f)(1) involving contract owner requests for additional Fund documents made directly to the Issuer, the Funds, Distributor or one of their affiliates. Distributor further represents and warrants that any information obtained about contract owners will be used solely for the purposes of responding to requests for additional Fund documents.

     6. MICC represents and warrants that it will respond to requests for additional Fund documents made by contract owners directly to MICC or one of its affiliates.

     7. Company represents and warrants that any bundling of Summary Prospectuses and Statutory Prospectuses will be done in compliance with Rule 498.

     8. At MICC's request, Distributor will provide MICC with URLs to the Funds' current documents for use with MICC's electronic delivery of Fund documents or on MICC's website. Distributor will be responsible for ensuring the integrity of the URLs and for maintaining the Funds' current documents on the site to which such URLs originally navigate.

     9. Distributor represents and warrants that it has reasonable safeguards in place to prevent the documents contained on the web page, and the documents provided to MICC for purposes of electronic delivery, from containing any Virus.

     10. If the Issuer determines that it will end its use of the Summary Prospectus delivery option, Distributor will provide MICC with at least 60 days' advance notice of its intent.

     11. The parties agree that all other provisions of the Agreement, including the Indemnification provisions, will apply to the terms of this Amendment as applicable.

     12. The parties agree that MICC is not required to distribute Summary Prospectuses to its contract owners, but rather use of the Summary Prospectus will be at the discretion of MICC. MICC agrees that it will give Distributor sufficient notice of its intended use of the Summary Prospectuses or the Statutory Prospectus. To the extent that Distributor is required under the Agreement to reimburse MICC for applicable printing and mailing costs associated with distribution of the Funds' prospectuses, the parties agree that Distributor will only be required to reimburse printing and mailing costs associated with distribution of the Funds' Summary Prospectuses. IfMICC determines, in its discretion, to distribute Statutory Prospectuses to underlying investors in the Funds, Insurance Company will be responsible for all printing and mailing costs for Fund Statutory Prospectus distribution that are in excess

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          of the costs that would have been incurred had MICC distributed
          Summary Prospectuses to underlying investors in the Funds.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the date first set forth above.


AMERICAN CENTURY INVESTMENT SERVICES, INC.


By: /s/ Cindy A. Johnson
    --------------------------------------
Name: Cindy A. Johnson
Its: Vice President


METLIFE INSURANCE COMPANY OF CONNECTICUT


By: /s/ Paul L. LeClair
    --------------------------------------
Name: Paul L. LeClair
Its:

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                                   SCHEDULE 1

                           REGULATORY REPORT EXPENSES

American Century and MICC will coordinate the functions and pay the costs of the completing distribution to shareholders of required Fund documents or other shareholder allocated to reflect the Fund's share of the total costs determined according to the number of pages of the Fund's respective portions of the documents. Notwithstanding anything to the contrary, the parties agree that in the event MICC undertakes to print and/or distribute Fund materials itself, Distributor will only be required to reimburse Company's expenses up to the amount Distributor would have paid its own shareholder communications vendor for such printing and distribution. Company shall send invoices for such expense to Distributor within 90 days of the event, along with such other supporting data as may be reasonably requested. The invoice will reference the applicable Item and Function, along with Distributor's number of pages printed. MICC invoices should be sent to the following email message group: INTOPS@americancenturv.com. Fees will be payable within 45 days of receipt of the invoice, as long as such supporting data defines the appropriate expenses.

                                                 Party Responsible for    Party Responsible for
Item                           Function              Coordination                Expense
----                    ---------------------   ----------------------   ----------------------
Mutual Fund             Printing of Insurance   Company (Distributor     Inforce - Distributor
Summary Prospectus      Company Product         to provide Company       Prospective - Company
                        Prospectus or Mutual    with document in PDF
                        Fund Prospectus         format or Data File)

                        Printing of Mutual      Distributor              Distributor
                        Fund Prospectus

                        Distribution            Company                  Distributor
                        (including postage)
                        to Inforce Clients

                        Distribution            Company                  Company
                        (including postage)
                        to Prospective
                        Clients

Mutual Fund             If Required by Fund,    Distributor              Distributor
Summary Prospectus      Distributor
Annual Update

                        If Required by          Company (Distributor     Company
                        Company                 to provide Company
                                                with document in PDF
                                                format)

                                                 PARTY RESPONSIBLE FOR    PARTY RESPONSIBLE FOR
ITEM                           FUNCTION              COORDINATION                EXPENSE
----                    ---------------------   ----------------------   ----------------------
Mutual Fund             Printing                Distributor              Distributor
Statutory Prospectus

                        Distribution            Party who receives the   Party who receives the
                        (including postage)     request                  request

Mutual Fund             Printing                Distributor              Distributor
Statement of
Additional
Information

                        Distribution            Party who receives the   Party who receives the
                        (including postage)     request                  request

Proxy Material for      Printing of proxy       Distributor              Distributor
Mutual Fund             required by Law

                        Distribution of proxy   Company                  Distributor
                        (including postage)
                        required by Law

Mutual Fund Annual      Printing of reports     Distributor              Distributor
& Semi-Annual
Report

                        Printing of reports     Company (Distributor     Distributor
                                                to provide Company
                                                with document in PDF
                                                format)

                        Distribution            Company                  Company
                        (including postage)

Other communication     If Required by Law,     Company                  Distributor
to New and              the Fund, Distributor
Prospective clients     or Adviser

                        If Required by          Company                  Company
                        Company

Other communication     Distribution, if        Company                  Distributor
to inforce, including   required by
Prospectus              Distributor
Supplements

                        Distribution, if        Company                  Company
                        required by Company